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Exhibit 10.14

SECOND AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT ("Second Amendment") is made and entered into as of the 12th day of November, 2003, by and among MTR GAMING GROUP, INC., a Delaware corporation ("MTRI"), MOUNTAINEER PARK, INC., a West Virginia corporation ("MPI"), SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation ("SGLVI"), SPEAKEASY GAMING OF RENO, INC., a Nevada corporation ("SGRI"), PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation ("PIDI") and RACING ACQUISITION, INC., an Ohio corporation ("RAI" and together with MTRI, MPI, SGLVI, SGRI and PIDI, collectively referred to as the "Borrowers"), WELLS FARGO BANK, National Association, NATIONAL CITY BANK OF PENNSYLVANIA and BRANCH BANKING AND TRUST COMPANY (each individually a "Lender" and collectively the "Lenders"), WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), WELLS FARGO BANK, National Association, as the issuer of letters of credit (in such capacity, together with it successors and assigns, the "L/C Issuer"), and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, Swingline Lender and L/C Issuer collectively referred to as the "Banks").

R  E  C  I  T  A  L  S:

        WHEREAS:

        A. Borrower and Banks entered into a Third Amended and Restated Credit Agreement dated as of March 28, 2003, as amended by First Amendment to Amended and Restated Credit Agreement dated as of June 18, 2003 (collectively, the "Existing Credit Agreement") for the purpose of establishing a revolving line of credit in the principal amount of Fifty Million Dollars ($50,000,000.00), including subfacilities for the funding of swingline advances and issuance of Letters of Credit.

        B. Borrowers and Banks desire to amend the Existing Credit Agreement for the purposes of: (i) modifying the Minimum Tangible Net Worth Covenant set forth in Section 6.03 for the purpose of taking into account Intangibles attributable to the Scioto Merger, and (ii) clarifying that the secured financing in favor of National City Bank which was permitted to continue following the Scioto Merger Effective Date pursuant to Section 5.29(c) constitutes allowed Indebtedness under Section 6.04, all effective retroactively to September 30, 2003.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the amendments and modifications to the Existing Credit Agreement as specifically hereinafter provided as follows:

        1.    Definitions.    Effective as of September 30, 2003, Section 1.01 of the Existing Credit Agreement entitled "Definitions" shall be and is hereby amended to include the following definitions. Those terms which are currently defined by Section 1.01 of the Existing Credit Agreement and which are also defined below shall be superseded and restated by the applicable definition set forth below:

        "Compliance Certificate" shall mean a compliance certificate as described in Section 5.08(e), the form of which is more particularly described on "Exhibit D", affixed to the Second Amendment and by this reference incorporated herein and made a part hereof, which revised Exhibit D shall fully supersede and restate Exhibit D attached to the Existing Credit Agreement.

        "Credit Agreement" shall mean the Existing Credit Agreement as amended by the Second Amendment, together with all Schedules, Exhibits and other attachments thereto, as it may be further amended, modified, extended, renewed or restated from time to time.

        "Existing Credit Agreement" shall have the meaning set forth in Recital Paragraph A of the Second Amendment.

        "Second Amendment" shall mean the Second Amendment to Third Amended and Restated Credit Agreement dated as of November 12, 2003.

        "Second Amendment Effective Date" shall mean September 30, 2003, subject to the execution and delivery of this Second Amendment by Borrowers and Requisite Lenders.

        2.    Restatement of Section 6.03.    As of the Second Amendment Effective Date, Section 6.03 of the Existing Credit Agreement entitled "Minimum Tangible Net Worth" shall be and is hereby deleted in its entirety and the following is substituted as a full restatement thereof:

          "Section 6.03.    Minimum Tangible Net Worth.    The Borrower Consolidation shall maintain as of the last day of each Fiscal Quarter a Tangible Net Worth equal to or greater than the sum of (a) ninety percent (90%) of the Tangible Net Worth of the Borrower Consolidation calculated as of September 30, 2003, plus (b) eighty-five percent (85.0%) of Net Income after taxes realized by the Borrower Consolidation as of each Fiscal Quarter end occurring on and after December 31, 2003, without deduction for any net losses, plus (c) ninety percent (90.0%) of the Net Proceeds received by the Borrower Consolidation from all Equity Offerings made subsequent to September 30, 2003."

        3.    Restatement of Limitation on Indebtedness Subsection.    As of the Second Amendment Effective Date, Subsection 6.04(f) shall be and is hereby fully amended and restated in its entirety as follows:

    "f. Indebtedness evidenced by (i) the Woodview Loan Documents, and (ii) the secured financing in favor of National City Bank in the approximate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) and/or lease financing obligations existing prior to the Scioto Merger Effective Date permitted to continue following the Scioto Merger Effective Date in accordance with the provisions set forth in Section 5.29(c)."

        4.    Representations of Borrowers.    Borrowers hereby represent to the Banks, which representations shall survive the Second Amendment Effective Date and be deemed incorporated into Article IV of the Credit Agreement, that:

        a.     the representations and warranties contained in Article IV of the Existing Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date) are true and correct on and as of the Second Amendment Effective Date in all material respects as though such representations and warranties had been made on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank or, where applicable, the Requisite Lenders;

        b.     since the date of the most recent financial statements referred to in Section 5.08 of the Existing Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change has occurred;

        c.     after giving effect to the Second Amendment, no event has occurred and is continuing which constitutes a Default or Event of Default under the terms of the Credit Agreement; and

        d.     the execution, delivery and performance of this Second Amendment has been duly authorized by all necessary action of Borrowers and this Second Amendment constitutes the valid, binding and enforceable obligation of Borrowers.

        5.     Incorporation by Reference. This Second Amendment shall be and is hereby incorporated in and forms a part of the Existing Credit Agreement.

        6.     Governing Law. This Second Amendment to Credit Agreement shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

        7.     Counterparts. This Second Amendment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute one and the same document.

        8.     Continuance of Terms and Provisions. All of the terms and provisions of the Credit Agreement shall remain unchanged except as specifically modified herein.

        9.     Replacement Exhibit Attached. The following replacement exhibit is attached hereto and incorporated herein and made a part of the Credit Agreement as follows:

        Exhibit D—Compliance Certificate (First Restated)—Form

        IN WITNESS WHEREOF, Borrowers and the Agent Bank (acting at the direction of the Requisite Lenders pursuant to Section 10.11 of the Credit Agreement) have executed this Second Amendment as of the day and year first above written.

BORROWERS:
MTR GAMING GROUP, INC., a Delaware corporation
By	/s/ EDSON R. ARNEAULT Edson R. Arneault, President
MOUNTAINEER PARK, INC., a West Virginia corporation
By	/s/ EDSON R. ARNEAULT Edson R. Arneault, President
SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation
By	/s/ EDSON R. ARNEAULT Edson R. Arneault, President
SPEAKEASY GAMING OF RENO, INC., a Nevada corporation
By	/s/ EDSON R. ARNEAULT Edson R. Arneault, President
PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation
By	/s/ EDSON R. ARNEAULT Edson R. Arneault, President
RACING ACQUISITION, INC., an Ohio corporation
By	/s/ EDSON R. ARNEAULT Edson R. Arneault, President

AGENT BANK:
WELLS FARGO BANK, National Association, Agent Bank, on behalf of the Lenders, Swingline Lender and L/C Issuer
By	/s/ SUE FULLER Sue Fuller, Vice President

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SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT